UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2017

O’REILLY AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21318	27-4358837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On August 10, 2017, O’Reilly Automotive, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the underwriters named on Schedule I thereto (the “Underwriters”), with respect to the Company’s issuance and sale of $750 million aggregate principal amount of the Company’s 3.600% Senior Notes due 2027 (the “Notes”).  The Underwriting Agreement includes customary representations, warranties and covenants.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The estimated net proceeds from the offering of the Notes will be approximately $743 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds from the offering of the Notes to repay outstanding borrowings under its credit facility and, to the extent any net proceeds remain, for general corporate purposes, which may include ordinary course working capital, repurchases of shares of common stock, and investments in other business opportunities, including acquisitions, and to pay related fees and expenses.

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.

Item 8.01.             Other Events.

In connection with the offering of the Notes, the Company is filing the Statement of Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of August 10, 2017, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the underwriters named on Schedule I thereto.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2017

O’Reilly Automotive, Inc.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of August 10, 2017, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as the representatives of the underwriters named on Schedule I thereto.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.